Michigan Department of Labor & Economic Growth

Filing Endorsement

This is to Certify that the CERTIFICATE OF MERGER

for

TASK TECHNOLOGIES, INC.

ID NUMBER: 13199E

received by facsimile transmission on November 3, 2008 is hereby endorsed Filed on November 3, 2008 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, I have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 3RD day of November, 2008.

, Director

Bureau of Commercial Services

BCS/CD 900e (Rev. 09/07)

MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
BUREAU OF COMMERCIAL SERVICES

(FOR BUREAU USE ONLY)

Date Received

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

Name: The Loev Law Firm, PC
Address: 6300 West Loop South, Ste 280
City: Bellaire State: TX ZIP Code: 77401

Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

EFFECTIVE DATE:

Expiration date for new assumed names: December 31,

Expiration date for transferred assumed names appear in Item 6

CERTIFICATE OF MERGER

Cross Entity Merger for use by Profit Corporations, Limited Liability Companies and Limited Partnerships

Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1. The Plan of Merger (Consolidation) is as follows:

a. The name of each constituent entity and its identification number is:

Task Technologies, Inc., a Michigan Corporation	13199E

b. The name of the surviving (new) entity and its identification number is:

Task Technologies, Inc., a Nevada Corporation	N/A

Corporations and Limited Liability Companies provide the street address of the survivor's principal place of business:

375 N. Stephanie Street, Suite 1411, Henderson, Nevada 89014-8909

2. (Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

The merger (consolidation) shall be effective on the ________ day of ______________, ________.

3. Complete for Profit Corporations only

For each constituent stock corporation, state:

Name of corporation	Designation and number of outstanding shares in each class or series	Indicate class or series of shares entitled to vote	Indicate class or series entitled to vote as a class
Task Technologies, Inc.	500	Common	N/A

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:

The manner and basis of converting shares are as follows:

The shareholders of the constituent corporation will be entitled to receive shares of common stock of the surviving corporation, par value, $0.001 per share, to be distributed on the basis of 17,000 shares of common stock of the surviving corporation for each 1 share of common stock of the constituent corporation.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows: The Articles of Incorporation of the surviving corporation shall replace the Articles of Incorporation of the constituent corporation on the effective date of the Merger.

The Plan of Merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

(Complete either Section (a) or (b) for each corporation)

a) The Plan of Merger was approved by unanimous consent of the incorporators of ________________, a Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.

(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)
(Signature of Incorporator)	(Type or Print Name)	(Signature of Incorporator)	(Type or Print Name)

b) The plan of merger was approved by:

- [ ] the Board of Directors of ________________, the surviving Michigan corporation, without approval of the shareholders in accordance with Section 703a of the Act.
- [x] the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Section 703a of the Act.

Task Technologies, Inc., a Michigan Corporation

By [signature] (Signature of Authorized Officer of Agent)	By ________ (Signature of Authorized Officer of Agent)
Guy Roberts, Secretary (Type or print name)	(Type or print name)
Task Technologies, Inc., a Michigan Corporation (Name of Corporation)	(Name of Corporation)